UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2024

LION COPPER AND GOLD CORP.
(Exact name of registrant as specified in its charter)

British Columbia	000-55139	98-1664106
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

143 S Nevada St.
 Yerington, Nevada, United States 89447
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (917) 371-2966

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On February 16, 2024, the Company issued convertible debentures (the "Debentures") in the aggregate principal amount of US$941,813. The Debentures have a maturity date of 12 months and bear interest at a rate of 20% per annum. The Debentures are convertible into common shares of the Company at a price of US$0.06 (C$0.08) per share, or at the holder's option, may instead be converted in-kind for common shares of Falcon Butte Minerals Corp. held by the Company, at a conversion price of US$0.25 (C$0.32) per Falcon Butte share. Holders of the debentures also received an aggregate of 15,696,883 share purchase warrants (the "Warrants") each entitling the holder to receive one common share of the Company at an exercise price of US$0.06 (C$0.08) for a period of 12 months.

The Debentures and Warrants were issued to eleven accredited investors in private transactions pursuant to Rule 506(b) of Regulation D under the United States Securities Act of 1933, as amended.

Item 8.01. Other Events.

The Company's press releases announcing the offer and sale of the Debentures, are attached as Exhibits 99.1 and 99.2 to this Form 8-K. The press releases are being furnished with this Form 8-K and are not considered filed.

Item 9.01 Financial Statements and Exhibits.

99.1	News release dated February 15, 2024
99.2	News release dated February 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lion Copper and Gold Corp.
Date:	February 22, 2024	(Registrant)

/s/ Charles Travis Naugle
Charles Travis Naugle, Chief Executive Officer